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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT

                  OF RESTATED CERTIFICATE OF INCORPORATION OF

                               PLANTRONICS, INC.


     Plantronics, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware ("DGCL"), certifies as follows:

     FIRST: At meetings of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable, and directing that such amendment be considered at the next annual meeting of the stockholders. The resolution setting forth the proposed amendment is as follows:

          "NOW, THEREFORE, BE IT RESOLVED: That Article Four, Section 4.1, Part 1, subsection (v) of the Company's Restated Certificate of Incorporation be amended to read in its entirety as follows: (v) 40,000,000 shares of undesignated Common Stock, par value $.01 per share (the "Common Stock");"

     SECOND: An annual meeting of the stockholders of the Corporation was called and held upon notice in accordance with Section 222 of the DGCL. At such annual meeting of the stockholders, the necessary number of shares as required by statute were voted in favor of such amendment.

     THIRD: Said amendment has been duly adopted in accordance with Section 242 of the DGCL.



     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by John A. Knutson, its authorized officer, this July 31, 1997.

                                     PLANTRONICS, INC.


                                     By: /s/ JOHN A. KNUTSON
                                        ---------------------------
                                        John A. Knutson,
                                        Vice President -- Legal, Senior General
                                        Counsel & Secretary